Exhibit 5.4

August 31, 2010

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, CT 06053

Re:	Stanley Black & Decker, Inc.
Post-Effective Amendment No. 1 to Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Stanley Black & Decker, Inc., a Connecticut corporation (the “Company”), in connection with the preparation of Post-Effective Amendment No. 1 (“Post Effective Amendment No. 1”) to the Automatic Shelf Registration on Form S-3 (as amended by Post-Effective Amendment No. 1, the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”) of guarantees of the Debt Securities (the “Subsidiary Guarantees”) by one or more subsidiaries of the company, including The Black & Decker Corporation, a Maryland corporation (“Black & Decker”), for the benefit of debt securities issued by the Company (the “Debt Securities”), in addition to the other securities of the Company, that may be issued and sold from time to time, in accordance with Rule 415 under the Securities Act.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) the senior indenture, dated as of November 1, 2002 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) to JPMorgan Chase Bank, as supplemented by the Second Supplemental Indenture thereto, dated as of March 12, 2010. We have also examined

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August 31, 2010

originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company and Black & Decker, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as to Black & Decker with respect to the Subsidiary Guarantees, the validity and binding effect on such parties. We have also assumed that (i) Black & Decker has been duly organized and is validly existing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of incorporation and that Black & Decker has complied with and will comply with all aspects of the laws of all relevant jurisdictions other than the United States of America (including the laws of the State of Maryland) in connection with the transactions contemplated by, and the performance of its obligations under, the Indenture and the Registration Statement, and (ii) the choice of New York law to govern the Indenture is a valid and legal provision. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated. The Subsidiary Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Act, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Stanley Black & Decker, Inc.

August 31, 2010

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

With respect to any Subsidiary Guarantee offered by Black & Decker (the “Offered Subsidiary Guarantee”) of any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post–effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Subsidiary Guarantee is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by Black & Decker and the other parties thereto; (iv) the Indenture and any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (v) the terms of the Offered Subsidiary Guarantee and of its issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture or officers’ certificate to be entered into in connection with the issuance of such Offered Subsidiary Guarantee so as not to violate any applicable law or the organizational or governing documents of Black & Decker or result in a default under or breach of any agreement or instrument binding upon Black & Decker and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Black & Decker; and (vi) the Offered Subsidiary Guarantee has been duly executed and delivered and countersigned in accordance with the provisions of the Indenture and any supplemental indenture or officers’ certificate to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and duly issued in accordance with the Indenture, any supplemental indenture or officers’ certificate to be entered into in connection with the issuance of such Offered Subsidiary Guarantee and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Subsidiary Guarantee will be a valid and binding obligation of Black & Decker, enforceable against Black & Decker in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public

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August 31, 2010

policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

In rendering the opinion set forth above, we have assumed that the execution and delivery by Black & Decker of the Indenture and the performance by Black & Decker of its obligations thereunder did not, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which Black & Decker or its properties is subject, except for those agreements and instruments that are listed in Part II of the Registration Statement.

Miles & Stockbridge P.C. may rely on this opinion, subject to the limitations and assumptions set forth in this opinion, as if it were addressed to such firm in rendering the opinion dated the date hereof, which is to be filed herewith as Exhibit 5.3 to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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